UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2016

L.B. Foster Company

(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania	15220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code(412) 928-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.02	Results of Operations and Financial Condition

On November 7, 2016, L.B. Foster Company (“Company”) issued a press release announcing the Company’s results of operations for the third quarter ended September 30, 2016. A copy of that press release is furnished with this report as Exhibit 99.1.

The information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 7, 2016, L. B. Foster Company (the “Company”), its domestic subsidiaries, and certain of its Canadian subsidiaries entered into the Second Amendment (the “Second Amendment”) to the Second Amended and Restated Credit Agreement dated March 13, 2015 and as amended by the First Amendment dated June 29, 2016 (the “Amended and Restated Credit Agreement”), with PNC Bank, N.A., Bank of America, N.A., Wells Fargo Bank, N.A., Citizens Bank of Pennsylvania, and Branch Banking and Trust Company. This Second Amendment modifies the Amended and Restated Credit Agreement which had a maximum revolving credit line of $275,000,000. The Second Amendment reduces the permitted revolving credit borrowings to $195,000,000 and provides for additional term loan borrowing of up to $30,000,000. The term loan will be subject to quarterly straight line amortization until fully paid off upon the final payment on January 1, 2020. Furthermore, certain matters, including excess cash flow, asset sales, and equity issuances, trigger mandatory prepayments to the Term Loan. Term loan borrowings will not be available to draw upon once they have been repaid. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Second Amendment or Amended and Restated Credit Agreement, as applicable.

The Second Amendment further provides for modifications to the financial covenants as defined in the Amended and Restated Credit Agreement. The Second Amendment calls for the elimination of the Maximum Leverage Ratio covenant through the quarter ended June 30, 2018. After that period, the Maximum Gross Leverage Ratio covenant will be reinstated to require a maximum ratio of 4.25 Consolidated Indebtedness to 1.00 Gross Leverage for the quarter ended September 30, 2018, and 3.75 to 1.00 for all periods thereafter until the maturity date of the credit facility. The Second Amendment also includes a Minimum Last Twelve Months EBITDA covenant (“Minimum EBITDA”). For the quarter ending December 31, 2016 through the quarter ending June 30, 2017, the Minimum EBITDA must be at least $18,500,000. For each quarter thereafter, through the quarter ended June 30, 2018, the Minimum EBITDA requirement will increase by various increments. At June 30, 2018, the Minimum EBITDA requirement will be $31,000,000. After the quarter ended June 30, 2018, the Minimum EBITDA covenant will be eliminated through the maturity of the credit agreement. The Second Amendment also includes a Minimum Fixed Charge Coverage Ratio covenant. The covenant represents the ratio of the Company’s fixed charges to the last twelve months of EBITDA, and is required to be a minimum of 1.00 to 1.00 through the quarter ended December 31, 2017 and 1.25 to 1.00 for each quarter thereafter through the maturity of the credit facility. The final financial covenant included in the Second Amendment is a Minimum Liquidity covenant which calls for a minimum of $25,000,000 in undrawn availability on the revolving credit loan at all times through the quarter ended June 30, 2018.

The Second Amendment includes several changes to certain non-financial covenants as defined in the Credit Agreement. Through the maturity date of the loan, the Company is now prohibited from making any future acquisitions. The limitation on permitted annual distributions of dividends or redemptions of the Company’s stock has been decreased from $4,000,000 to $1,700,000. The aggregate limitation on loans to and investments in non-loan parties was decreased from $10,000,000 to $5,000,000. Furthermore, the limitation on asset sales has been decreased from $25,000,000 annually with a carryover of up to $15,000,000 from the prior year to $25,000,000 in the aggregate through the maturity date of the credit facility.

The Second Amendment provides for the elimination of the three lowest tiers of the pricing grid that had previously been defined in the First Amendment. Upon execution of the Second Amendment through the quarter ended March 31, 2018, the Company will be locked into the highest tier of the pricing grid which provides for pricing of the prime rate plus 225 basis points on base rate loans and the applicable LIBOR rate plus 325 basis points on euro rate loans. For each quarter after March 31, 2018 and through the maturity date of the credit facility, the Company’s position on the pricing grid will be governed by a Minimum Net Leverage ratio which is the ratio of Consolidated Indebtedness less cash on hand in excess of $15,000,000 to EBITDA. If, after March 31, 2018 the Minimum Net Leverage ratio positions the Company on the lowest tier of the pricing grid, pricing will be the prime rate plus 150 basis points on base rate loans or the applicable LIBOR rate plus 250 basis points on euro rate loans.

The description set forth above of the Second Amendment is a summary only and is not complete, and is subject to and qualified in its entirety by reference to the complete text of the Second Amendment, a copy of which will be filed by an amendment to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On November 7, 2016, the Company issued a press release announcing the transaction described in Items 1.01 and 2.03 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 7.01, including exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of L.B. Foster under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings.

Item 8.01	Other Events

On November 7, 2016, the Company issued a press release announcing that the Board of Directors (“Board”) decided that it will suspend its quarterly dividend. Future dividends, if any, and the timing of declaration of any such dividends, will be at the discretion of the Board and will depend upon, among other things, the Company’s financial condition, capital needs, covenants, economic conditions, and other factors that the Board may deem relevant. A copy of that press release is furnished with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by L.B. Foster Company, November 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY
(Registrant)

Date: November 7, 2016	By:	/s/ David J. Russo
David J. Russo
Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 7, 2016, of L.B. Foster Company.